Exhibit 2.9

Aubry Bjarnason 601 E Charleston Blvd Ste 100 Las Vegas, NV 89104, USA Work Order #: W2022123001042 December 30, 2022 Receipt Version: 1 Special Handling Instructions: Submitter ID: 653502 Charges Amount Price Qty Filing Status Filing Date/Time Filing Number Fee Description Description $175.00 $175.00 1 Approved 12/30/2022 9:53:00 AM 20222846120 Fees Certificate Pursuant to NRS 78.209 $125.00 $125.00 1 Approved 12/30/2022 9:53:00 AM 20222846120 Expedite Fee Certificate Pursuant to NRS 78.209 $0.00 $0.00 1 Pending Fees Annual List $500.00 $500.00 1 Pending Business License Fee Annual List $125.00 $125.00 1 Pending Expedite Fee Annual List $5625.00 $5625.00 1 Pending Stock Fee Annual List $6550.00 Total Payments Amount Payment Status Description Type $0.00 Success No Payment $6550.00 Success 6724287733426365103057 Credit Card $6550.00 Total Credit Balance: $0.00 BARBARA K. CEGAVSKE Secretary of State SCOTT ANDERSON Chief Deputy STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings & Notary Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 Aubry Bjarnason 601 E Charleston Blvd Ste 100 Las Vegas, NV 89104, USA

Business Entity - Filing Acknowledgement 12/30/2022 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2022123001042 - 2599900 20222846120 Certificate Pursuant to NRS 78.209 12/30/2022 9:53:00 AM 2 Indexed Entity Information: Entity ID: C33445 - 2003 Entity Status: Active Entity Name: CBD LIFE SCIENCES INC. Expiration Date: None Commercial Registered Agent THE CORPORATE PLACE, INC. 601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA BARBARA K. CEGAVSKE Secretary of State SCOTT ANDERSON Chief Deputy STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Business Number C33445 - 2003 Filed in the Office of Secretary of State State Of Nevada Filing Number 20222846120 Filed On 12/30/2022 9:53:00 AM Number of Pages 2

MINUTES OF THE SPEOALBOARD OF DIRECJORSMEEIJNG : Of CBb LIFESCIENc INC. . The meeting: was ailedtoor4er by Usa Neisot'.I a$ Chainnan f meeting. Atteradante aUhe meeting wastisa IsonandQ nna • Nebon comprising the entire Boardof of thetorpe>ration. The m ngwashekf'at 1:00RMJ>n.November 21; 2022 at thecorporateoffJces. Ms. Nelson, stated that. the called meeting · i$ to decrease the number of sha sofcommon stock that the corporation is • authorizedto iss . It appears thecorporattonisautho issU.emore shares of (OIMlOR $tock than : will be needed andissµbjectto additio l@sts forno · fmrned,ate value. Motion was made and duly seconded, to the limit the authorized share$ of t9mmon stock:of the lo,P00,000;000 shares insteild of 80,(XX),OOO,0(Xlshares : ofcommonas presently p c o e ,r p r q m tlti o . n · R SOLYED: 11te . Corporatio11 hereby authorized to . appJv to State of Nevada , to . the number of a, thQ mmon $hates l;lfe by the corpotcnjon ioten (l0.000,000.®')) biU.on shares with the par vat Qf$0.Q()O()j There be no further µsine!$$ the meeting Wils adjoumedi L • . - . • • ' - Lisa A. Herson k. ---- ......:.. . . Brfan11c1 Nelson .